Exhibit (99.2)

                                 --------------
             Directors and Officers (First) Excess Liability Policy


Insured:          THE PROCTER & GAMBLE COMPANY/THE PROCTER & GAMBLE FUND
                  AND OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE
                  COMPANY
Policy No:        XLD+O-00364-98
Endorsement No:   3
Effective Date:   JUNE 30, 1998
---------------------------------------------------------------------------

                        DELETION OF GENERAL CONDITION I.

In consideration of the premium charged, it is hereby understood and agreed that Paragraph I, EMPLOYEE BENEFITS PROGRAM EXCLUSION, of Section VI. General Conditions of the Policy is deleted in its entirety.

All other terms and conditions of the Policy remain unchange.





X.L. INSURANCE COMPANY, LTD.

By:      /s/PAUL B. MILLER
         PAUL B. MILLER

Title:  SENIOR VICE PRESIDENT

Date:  AUGUST 10, 1998

Ref:  0D999.01

XL



Insured:          THE PROCTER & GAMBLE COMPANY/THE PROCTER & GAMBLE FUND
                  AND OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE
                  COMPANY
Policy No:        XLD+O-00364-98
Endorsement No:   2
Effective Date:   JUNE 30, 1998
---------------------------------------------------------------------------

                  DIRECTORS' AND OFFICERS' COVERAGE ENDORSEMENT


         Notwithstanding any other provision of the Policy or this Endorsement, if the Lead Policy provides coverage for any person acting in the capacity as a Director or Officer of a company or entity which is not an Insured Company under the Policy and this Endorsement, no such coverage shall be provided pursuant to the Policy and/or this Endorsement unless (a) it is indicated below that "Outside Positions" coverage is being afforded, (b) such coverage is subject to a retention (whether self-insured and/or covered by underlying policy(ies)) in the amount listed below which shall be deemed to be listed in Item 4 of the Declarations, and such coverage in any event shall apply in excess of all Primary and Underlying Excess Insurance listed in Item 4 of the Declarations, and (c) such coverage is subject to an aggregate sublimit in the amount listed below, which sublimit shall be the maximum liability of the Company for all losses in respect of such coverage during the policy period irrespective of the time of payment by the Company and shall be a sublimit included within and shall not increase the Aggregate Limit of Liability stated in Item 2 of the Declarations.

It is further understood and agreed that this extension of cover shall not apply to any person acting as a Director or Officer of the following companies:

         (a)      Corporate Officers and Directors Assurance Ltd.
         (b)      Corporate Officers and Directors Assurance Holdings Ltd.
         (c)      Exel Ltd.
         (d)      X. L Insurance Company, Ltd.

Outside Positions Coverage:  YES

Outside Positions Coverage (Self-Insured) Retention: $25,000,000

Outside Positions Coverage Aggregate Sublimit: $25,000,000


X.L. INSURANCE COMPANY, LTD.

By:      /s/PAUL B. MILLER
         PAUL B. MILLER

Title:  SENIOR VICE PRESIDENT

Date:  AUGUST 10, 1998

Ref:  0D234.01R

XL



Insured:          THE PROCTER & GAMBLE COMPANY/THE PROCTER & GAMBLE FUND AND
                  OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY
Policy No:        XLD+O-00364-98
Endorsement No:   1
Effective Date:   JUNE 30, 1998
--------------------------------------------------------------------------

                        POLICY INTERPRETATION ENDORSEMENT

It is agreed that Condition K(5) is hereby deleted and the following is substituted therefore:

         "(5)  Law of Construction and Interpretation

         "This Policy shall be construed in accordance with the internal laws of the State of New York, except insofar as such laws:

         "(a)  may prohibit indemnity in respect of punitive damages hereunder;

         "(b) pertain to regulation under the New York Insurance Law, or regulations issued by the Insurance Department of the State of New York pursuant thereto, applying to insurers doing insurance business, or issuance, delivery or procurement of policies of insurance, within the State of New York or as respects risks or insureds situated in the State of New York; or

         "(c)  are inconsistent with any provision of this Policy;

         "provided, however, that the provisions, stipulations, exclusions and conditions of this Policy are to be construed in an evenhanded fashion as between the Insured and the Company; without limitation, where the language of this Policy is deemed to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant provisions, stipulations, exclusions and conditions (without regard to authorship of the language, without any presumption or arbitrary interpretation or construction in favor of either the Insured or the Company and without reference to parol or other extrinsic evidence)."

X.L. INSURANCE COMPANY, LTD.

By:      /s/PAUL B. MILLER
         PAUL B. MILLER

Title:  SENIOR VICE PRESIDENT
Date:  AUGUST 10, 1998

Ref:  OD247.01

XL



Form X.L. D&O-003B                                    Policy No. XLD+O-00364-98

                                       XL


                          X.L. INSURANCE COMPANY, LTD.


Producer:                    PARK INTERNATIONAL LIMITED

         In favor of:        THE PROCTER & GAMBLE COMPANY THE PROCTER AND GAMBLE
                             FUND AND OFFICERS OF OPERATING UNITS OF PROCTER AND
                             GAMBLE COMPANY

         Address:            ONE PROCTER & GAMBLE PLAZA
                             CINCINNATI, OHIO 45202-3314
                             U.S.A.

Type of Coverage:            DIRECTORS AND OFFICERS LIABILITY

                             In the amount as stated in Item 2 of the Declarations.

Term: Beginning at 12:01 A.M. on the 30th day of June, 1998 prevailing time at the address of the Named Insured and in accordance with terms and conditions of the form(s) attached.

                                PREMIUM: $140,000



IN WITNESS WHEREOF, this Policy has made, entered into and executed by the undersigned in Hamilton, Bermuda 10th day of AUGUST, 1998.



By:      /s/PAUL B. MILLER
         PAUL B. MILLER

Title:   SENIOR VICE PRESIDENT



DATE:  AUGUST 10, 1998                      POLICY NO:  XLD+O-00364-98

                          X.L. INSURANCE COMPANY, LTD.

                   POLICY FOR DIRECTORS AND OFFICERS LIABILITY

             IMPORTANT: THIS COVERAGE IS ON A CLAIMS MADE AND CLAIMS
               REPORTED BASIS. PLEASE READ THIS POLICY CAREFULLY.

                                  DECLARATIONS

Item 1:  (a) Named Company:                    THE PROCTER & GAMBLE COMPANY/
                                               THE PROCTER AND GAMBLE FUND
                                               OFFICERS OF OPERATING UNITS OF
                                               PROCTER AND GAMBLE COMPANY

         (b) Address of Named Company:         ONE PROCTER & GAMBLE PLAZA
                                               CINCINNATI, OHIO 45202
                                               U.S.A.

Item 2:  Aggregate Limit of Liability:
         $25,000,000 each policy period in excess of $25,000,000 each policy year.

Item 3:  Policy Period:  JUNE 30, 1998 - JUNE 30, 1999
         The Declarations along with the completed Application and this Policy and any Schedules hereto shall constitute the contract among the Named Company, the Designated Companies, the Directors and Officers and the Company.

Item 4:  Schedule of Current and Known Prospective Underlying Insurance:

                                             Policy     MM             Policy
                                             Carrier  Number  Limits   Year
                                             -------  ------  ------   ------
         i.    Underlying Second Excess
         ii.   Underlying Excess. . . .
         iii.  Primary Insurer(s) . . .      CODA     PG-106C  25      JUNE 30,
                                                                       1998-2001

         Uninsured Retention under Primary Insurance:
         $NIL each Director or Officer each loss, but in no event exceeding $NIL in the aggregate each loss all Directors and Officers Liability.

Item 5:  Policy to be followed:  CODA - POLICY NO. PG-106C

Item 6:  Representative of Named Company:  THE PROCTER & GAMBLE COMPANY

Item 7:  Notice: X.L. Insurance Company, Ltd., Cumberland House, 1 Victoria St.,
                 P.O. Box HM 2245, Hamilton, Bermuda HM JX.  Telex:  3626 XL BA

Item 8:  (a)      Discovery Coverage Premium:  100% of policy period premium hereunder.

         (b)      Discovery Coverage Period:  365 days.

Item 9:  Notice Cancellation Period:  60 days.

Said insurance is subject to the provisions, stipulations, exclusions and conditions contained in this form and the representations and warranties contained in the Named Company's application for this policy of insurance, which is hereby made a part of said insurance, together with other provisions, stipulations, exclusions and conditions as may be endorsed on said policy or added thereto as therein provided (collectively hereinafter referred to as the "Policy").



           THE PROCTER & GAMBLE COMPANY/THE PROCTER & GAMBLE FUND AND
            OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY


                   DIRECTORS AND OFFICERS LIABILITY INSURANCE

Named Company:    As stated in Item 1 of the Declarations forming a part hereof
                  (hereinafter called the "Named Company").


                               INSURING AGREEMENTS

I.       COVERAGE

         The X.L. Insurance Company, Ltd. (the "Company") hereby agrees with the Directors and Officers of the Named Company and any other companies listed in Schedule A hereto ("Designated Companies"), subject to the limitations, terms, exclusions and conditions hereinafter mentioned that, if during the policy period any claim or claims are made against any of the Directors and Officers for a Wrongful Act, and reported to the Company, the Company in accordance with its limits of liability shall pay on behalf of such Directors and Officers all loss which such Directors and Officers shall become legally obligated to pay, except for such loss which the Designated Companies shall indemnify such Directors and Officers.

II.      LIMIT OF LIABILITY

         A. It is expressly agreed that liability for any loss shall attach to the Company only after the Primary and Underlying Excess Insurers shall have paid, admitted or been held liable to pay the full amount of their respective liability and the Directors and Officers shall have paid the full amount of self-insured retentions, if any, as set forth in Item 4 of the Declarations (hereinafter referred to as the "Schedule of Underlying Insurance"), and the Company shall then be liable to pay only additional amounts for any and all losses up to its Aggregate Limit of Liability ("aggregate limit") as set forth in Item 2 of the Declarations, which shall be the maximum liability of the Company for all covered losses (with respect to Directors and Officers, collectively) during the policy period irrespective of the time of payment by the Company.

         B. In the event and only in the event of the reduction or exhaustion of the aggregate limits of liability under the said Primary and Underlying Excess Policies and under self-insured retentions, if any (as if such retentions were subject to the same terms, conditions, exclusions and structure of limits of liability as said policies) by reason of losses paid thereunder, this coverage shall: (i) in the event of reduction, pay the excess of the reduced Primary and Underlying Excess Limits, and (ii) in the event of exhaustion, continue in force as Primary Insurance; provided always that in the latter event this coverage shall only pay excess of the retention applicable to such Primary Insurance for such policy year as set forth in Item 4 (iii) of the Declarations, which shall be applied to any subsequent loss in the same manner as specified in such Primary Insurance. Except insofar as aggregate limits of liability under the Primary and Underlying Excess Policies have been reduced or exhausted by reason of losses paid thereunder and self-insured retentions, if any, have been fully paid (as if such retentions were subject to the same terms, conditions, exclusions and structure of limits of liability as said policies), this coverage shall apply only as if all Primary and Underlying Policies and self-insured retentions, if any, listed on the Schedule of Underlying Insurance covered and were fully collectable for any loss hereunder.

III.     PRIMARY AND UNDERLYING INSURANCE

         This Policy is subject to the same warranties, terms, conditions and exclusions (except as regards the premium, the amount and limits of liability, the policy period and except as otherwise provided herein) as are contained in or as may be added to the policy set forth in Item 5 of the Declarations or, if no policy is set forth therein, the policy of the Primary Insurer(s) as respects coverage of the Directors and Officers.

         It is a condition of this Policy that the policies of the Primary and Underlying Excess Insurers shall be maintained in full effect during the policy year(s) listed in the Schedule of Underlying Insurance except for any reduction of the aggregate limits contained therein by reason of losses paid thereunder (as provided for in Paragraph II(B) above). This Policy shall automatically terminate upon the failure to satisfy this condition (i.e., when any of such listed policies ceases to be in full effect) unless otherwise agreed by the Company in writing. If the Named Company notifies the Company in writing of cancellation of any of the policies listed on the Schedule of Underlying Insurance at least thirty (30) days prior to the effectiveness thereof, the Company agrees that within twenty (20) days thereafter it will review the situation and formulate a proposal for the terms, conditions, exclusions, underlying amount, limit and premium for continuation of this Policy upon such cancellation; provided, however, that (i) the underlying amount shall be at least $20,000,000,
         (ii) the limit shall be a maximum of $25,000,000 and (iii) this Policy shall not continue after such cancellation unless there is an agreement in writing between the Named Company and the Company providing therefor.

IV.      COSTS, CHARGES AND EXPENSES

         No costs, charges or expenses shall be incurred or settlements made without the Company's consent, such consent not to be unreasonably withheld; however, in the event of such consent being given, the Company will pay, subject to the provisions of Article II, such costs, settlements, charges or expenses.

V.       NOTIFICATION

         A. If during the policy period or extended discovery period any claim is made against any Director or Officer, the Directors and Officers shall, as a condition precedent to their right to be indemnified under this Policy, give to the Company notice in writing as soon as practicable of such claims.

         B.       If during the policy period or extended discovery period:

                  (1) the Directors and Officers shall receive written or oral notice from any party that it is the intention of any such party to hold the Directors and Officers, or any of them, responsible for a Wrongful Act; or

                  (2) the Directors and Officers shall become aware of any fact, circumstance or situation which may subsequently give rise to a claim being made against the Directors and Officers, or any of them, for a Wrongful Act;

                  and shall in either case during such period give written notice as soon as practicable to the Company of the receipt of such written or oral notice under Clause (1) or of such fact, circumstance or situation under Clause (2), then any claim, which may subsequently be made against the Directors and Officers, arising out of such Wrongful Act shall for the purpose of this Policy be treated as a claim made during the policy period.

         C. Notice to the Company shall be given to the person or firm shown under Item 7 of the Declarations. Notice shall be deemed to be received if sent by prepaid mail properly addressed.

VI.      GENERAL CONDITIONS

         A. DEFINITIONS: The terms "Directors and Officers", "Wrongful Act", "Loss", "Subsidiary", and "Policy Year" shall be deemed to have the same meanings in this Policy as are attributed to them in the policy set forth in Item 5 of the Declarations or, if no policy is set forth therein, the policy of the Primary Insurer(s). The term "Company" shall mean the X.L. Insurance Company, Ltd. The term "policy period" shall mean the period stated in Item 3 of the Declarations.

         B. DISCOVERY CLAUSE: If the Company shall cancel or refuse to renew this Policy, the Named Company or the Directors and Officers shall have the right, upon payment of the additional premium set forth in Item 8(a) of the Declarations to a continuation of the coverage granted by this Policy in respect of any claim or claims which may be made against the Directors and Officers during the period stated in Item 8(b) of the Declarations after the date of cancellation or non-renewal, but only in respect of any Wrongful Act committed before the date of cancellation or non-renewal of this Policy. This right of extension shall terminate unless written notice is given to the Company within ten (10) days after the effective date of cancellation or non-renewal.

         C. APPLICATION OF RECOVERIES: All recoveries or payments recovered or received subsequent to a loss settlement under this Policy shall be applied as if recovered or received prior to such settlement and all necessary adjustments shall then be made between the Named Company or the Directors and Officers and the Company, provided always that nothing in this Policy shall be construed to mean that losses under this Policy are not payable until the Directors' and Officers' ultimate net loss has been finally ascertained.

         D. CANCELLATION CLAUSE: This coverage may be cancelled by the Named Company at any time by written notice or surrender of this Policy. This coverage may also be cancelled by, or on behalf of, the Company by delivering to the Named Company or by mailing to the Named Company by registered, certified or other first class mail, at the Named Company's address shown in Item 1 of the Declarations, written notice stating when, not less than the number of days set forth in Item 9 of the Declarations, the cancellation shall become effective. The mailing of such notice as aforesaid shall be sufficient proof of notice, and this Policy shall terminate at the date and hour specified in such notice. If this Policy shall be cancelled by the Named Company, the Company shall retain the customary short rate proportion of premium hereon. If this Policy shall be cancelled by or on behalf of the Company, the Company shall retain the pro rata proportion of the premium hereon. Payment or tender of any unearned premium by the Company shall not be a condition precedent to the effectiveness of cancellation, but such payment shall be made as soon as practicable.

         E. COOPERATION: The Named Company, the Designated Companies and the Directors and Officers shall give the Company such information and cooperation as it may reasonably require.

         F. PREMIUM: The premium under this Policy is a flat premium and is not subject to adjustment except as otherwise provided herein. The premium shall be paid to the Company.

         G. WRONGFUL ACT EXCLUSION: Notwithstanding any other provision of this Policy, this Policy shall not apply with respect to a Wrongful Act by any Director or Officer of the Company in his capacity as such.

         H. NUCLEAR EXCLUSION: This Policy shall not apply to, and the Company shall have no liability hereunder in respect of liability or alleged liability for:

                  (1) personal injury, property damage or advertising liability in the United States, its territories or possessions, Puerto Rico or the Canal Zone (A) with respect to which the Named Company, the Designated Companies and/or Officers and Directors (collectively, the "Certain Parties") is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limited liability or (B) resulting from the hazardous properties of nuclear material and with respect to which (i) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954 or any law amendatory thereof or
                           (ii) a Certain Party is, or had this Policy not been issued, would be entitled to indemnity from United States of America or any agency thereof under any agreement entered into by the United States of America or any agency thereof with any person or organization;

                  (2) medical or surgical relief or expenses incurred with respect to bodily injury, sickness, disease or death resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization in the United States, its territories or possessions, Puerto Rico or the Canal Zone;

                  (3) injury, sickness, disease, death or destruction resulting from hazardous properties of nuclear material, if (A) the nuclear material (i) is at any nuclear facility owned by or operated by or on behalf of any of the Certain Parties in the United States, its territories or possessions, Puerto Rico or the Canal Zone or (ii) has been discharged or dispersed therefrom, (B) such nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed by or on behalf of any of the Certain Parties in the United States, its territories or possessions, Puerto Rico or the Canal Zone or (C) the injury arises out of the furnishing by any of the Certain Parties of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of a nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this clause (3)(C) applies only to injury to or destruction of property at such nuclear facility;

                  (4)      As used in this Section (H):

                           (A) "hazardous properties" included radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material," "special nuclear material" and "by-product material" have the meanings given them by the Atomic Energy Act of 1954 or in law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material
                                    (i) containing by-product materials and (ii) resulting from the operation by a person or organization of nuclear facility included within the definition of nuclear facility under clauses (B)(i) or (B)(ii) (below):

                           (B)      "nuclear facility" means

                                    (i)       any nuclear reactor;

                                    (ii)      any equipment or device designed
                                              or used for (x) separating the
                                              isotopes of uranium or plutonium,
                                              (y) processing or utilizing spent
                                              fuel, or (z) handling processing
                                              or packaging waste;

                                    (iii)     any equipment or device used for
                                              the processing, fabricating or
                                              alloying of special nuclear
                                              material if at any time the total
                                              amount of such material in the
                                              custody of the Insured at such
                                              premises where such equipment or
                                              device is located consists of or
                                              contains more than 25 grams of
                                              plutonium or uranium 233 or
                                              combination thereof or more than
                                              250 grams of uranium 235;

                                    (iv)      any structure, basin, excavation,
                                              premises or place prepared for the
                                              storage or disposal of waste.

                           (C) "Nuclear facility" includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations.

                           (D) "Nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain critical mass of fissionable material.

                           (E) With respect to injury or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property or loss of use thereof or liability or alleged liability of whatsoever nature directly or indirectly caused by or contributed to by or arising from ionizing radiations or contamination by radioactivity outside the United States, its territories or possessions, Puerto Rico or the Canal Zone from any nuclear fuel or from any nuclear waste from the combustion, fission or fusion of nuclear fuel.

         I. EMPLOYEE BENEFITS PROGRAMS EXCLUSION: Notwithstanding any other provision of this Policy, this coverage shall not apply with respect to:

                  (1) any liability or alleged liability arising out of or alleged to arise out of any negligent act, error or omission of any Director or Officer, or any other person for whose acts any Director or Officer is legally liable, in the administration of Employee Benefits Programs, as defined in subsection (2) below, including, without limitation, liability or alleged liability under the Employee Retirement Income Security Act of 1974, as amended.

                  (2) As used in this Section I, the term "Employee Benefits Programs" means group life insurance, group accident or health insurance, profit sharing plans, pension plans, employee stock subscription plans, workers' compensation, unemployment insurance, social benefits, disability benefits, and any other similar employee benefits.

                  (3) As used in this Section I, the unqualified word "administration" means:

                           (A) giving counsel to employees with respect to the Employee Benefits Programs;

                           (B)      interpreting the Employee Benefits Programs;

                           (C) handling of records in connection with the Employee Benefits Programs; and/or

                           (D) effective enrollment, termination or cancellation of employees under the Employee Benefits Programs.

         J. INDEMNITY BY DESIGNATED COMPANIES: The Designated Companies agree with the Company to indemnify their respective Directors and Officers to the full extent permitted by applicable law. The Directors and Officers agree that to the extent of any payment of loss on their behalf or indemnification of them hereunder they will assign, convey, set over, transfer and deliver to the Company any and all rights and claims they may have to indemnification from the Designated Companies and will take all further steps requested by the Company to assist in prosecution of such rights and claims, and the Designated Companies hereby consent to any such assignment, conveyance, set over, transfer or delivery and agree that any payment by the Company on behalf of or to indemnify any Director or Officer shall not be raised as a defense to the Director's or Officer's right to indemnification from the Designated Companies as asserted by the Company pursuant hereto.

         K. OTHER CONDITIONS: This Policy is subject to the following additional conditions:

                  (1)      REPRESENTATION

                           Except as respects the giving of notice to exercise extended discovery under Paragraph VI(B), the Named Company or such other person as it shall designate in
                           Item 6 of the Declarations shall represent the Named Company, each of the Designated Companies and each Officer and Director of the Named Company and the Designated Companies in all matters under this Policy, including, without limitation, payment of premium, negotiation of the terms of renewal and/or reinstatement and the adjustment, settlement and payment of claims.

                  (2)      CHANGES

                           Notice to or knowledge possessed by any person shall not effect waiver or change in any part of this Policy or estop the Company from asserting any right under the terms of this Policy; nor shall the terms of this Policy be waived or changed, except by endorsement issued to form a part hereof, signed by the Company or its authorized representative.

                  (3)      ASSIGNMENT

                           Assignment of interest under this Policy shall not bind the Company unless and until consent is endorsed hereon.

                  (4)      ARBITRATION

                           Any dispute arising under this Policy shall be finally and fully determined in London, England under the provisions of the English Arbitration Act of 1950, as amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:

                           Any party to the dispute may, once a claim or demand on his part has been denied or remains unsatisfied for a period of twenty (20) calendar days by any other, notify the others of its desire to arbitrate the matter in dispute and at the time of such notification the party desiring arbitration shall notify any other party or parties of the name of the arbitrator selected by it. Any party or parties who have been so notified shall within ten (10) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party or parties notified of a desire for arbitration shall fail or refuse to nominate the second arbitrator within ten (10) calendar days following the receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of ten (10) calendar days, apply to a judge of the High Court of England for the appointment of a second arbitrator and in such a case the arbitrator appointed by such a judge shall be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, shall within ten (10) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said ten (10) calendar day period, any of the parties may within a period of ten
                           (10) calendar days thereafter, after notice to the other party or parties, apply to a judge of the High Court of England for the appointment of a third arbitrator and in such case the person so appointed shall be deemed and shall act as the third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Board of Arbitration for the controversy in question shall be deemed fixed. All claims, demands, denials of claims and notices pursuant to this Section (K)(iv) shall be deemed made if in writing and mailed to the last known address of the other party or parties.

                           The Board of Arbitration shall fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may in said written notice or at the time of the commencement of said hearing, at the option of said Board, prescribe reasonable rules and regulations governing the course and conduct of said hearing.

                           The Board shall, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and shall cause a coy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board shall be deemed to be the decision of the Board and the same shall be final and binding on the parties thereto, and such decision shall be a complete defense to any attempted appeal or litigation of such decision in the absence of fraud or collusion.

                           All costs of arbitration shall be borne equally by the parties to such arbitration.

                           The Company and the Insured agree that in the event that claims for indemnity or contribution are asserted in any action or proceeding against the Company by any of the Insured's other insurers in any jurisdiction or forum other than that set forth in this Section (K)(iv), the Insured will in good faith take all reasonable steps requested by the Company to assist the Company in obtaining a dismissal of these claims (other than on the merits) and will, without limitation, undertake to the court or other tribunal to reduce any judgment or award against such other insurers to the extent that the court or tribunal determines that the Company would have been liable to such insurers for indemnity or contribution pursuant to this Policy. The Insured shall be entitled to assert claims against the Company for coverage under this Policy, including, without limitation, for amounts by which the Insured reduced its judgment against such other insurers in respect of such claims for indemnity or contribution in an arbitration between the Company and the Insured pursuant to this Section (K)(iv); provided, however, that the Company in such arbitration in respect of such reduction of any judgment shall be entitled to raise any defenses under this Policy and any other defenses (other than jurisdictional defenses) as it would have been entitled to raise in the action or proceeding with such insurers.

                  (5)      GOVERNING LAW AND INTERPRETATION

                           This Policy shall be governed by and construed in accordance with the internal laws of the State of New York, except insofar as such laws may prohibit payment in respect of punitive damages hereunder; provided, however, that the provisions, stipulations, exclusions and conditions of this Policy are to be construed in an evenhanded fashion as between the Insured and the Company; without limitation, where the language of this Policy is deemed to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant provisions, stipulations, exclusions and conditions (without regard to authorship of the language, without any presumption or arbitrary interpretation or construction in favor of either the Insured or the Company and without reference to parol evidence).

                  (6)      LIABILITY OF THE COMPANY

                           The Named Company, the Designated Companies and the Directors and Officers agree that the liability and obligations of the Company hereunder shall be satisfied from the funds of the Company alone and that the individual shareholders of the Company shall have no liability hereunder.

                  (7)      HEADINGS

                           The descriptions in the headings and subheadings of this Policy are inserted solely for convenience and do not constitute any part of the terms and conditions hereof.


X.L. INSURANCE COMPANY, LTD.

By:      /s/PAUL B. MILLER
         PAUL B. MILLER

Title:  SENIOR VICE PRESIDENT
Date:   AUGUST 10, 1998



           THE PROCTER & GAMBLE COMPANY/THE PROCTER & GAMBLE FUND AND
            OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

                                   SCHEDULE A

                      All Subsidiaries of the names Insured